Exhibit A

NORTHERN LIGHTS FUND TRUST III CLASS C

MASTER DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

Date Last Amended: May 25, 2016

Fund Name	Maximum Authorized Rate	Currently Approved Rate	Distributor
Boyd Watterson Limited Duration Enhanced Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Cane Alternative Strategies Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Counterpoint Tactical Equity Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Counterpoint Tactical Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Footprints Discover Value Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Developed Markets Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core Emerging Markets Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Core US II Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Good Harbor Tactical Equity Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Leland Currency Strategy Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Leland International Advantage Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Leland Thomson Reuters Private Equity Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Leland Thomson Reuters Venture Capital Index Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Newfound Multi-Asset Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Newfound Risk Managed Global Sectors Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Newfound Risk Managed U.S. Sectors Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Newfound Total Return Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Persimmon Long/Short Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Pinnacle Sherman Multi-Strategy Core Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Pinnacle Sherman Tactical Allocation Fund	1.00%	1.00%	Northern Lights Distributors, LLC
RESQ Dynamic Allocation Fund	1.00%	1.00%	Northern Lights Distributors, LLC
RESQ Strategic Income Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Swan Defined Risk Emerging Markets Fund	1.00%	1.00%	Northern Lights Distributors, LLC

Swan Defined Risk Foreign Developed Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Swan Defined Risk Fund	1.00%	1.00%	Northern Lights Distributors, LLC
Swan Defined Risk U.S. Small Cap Fund	1.00%	1.00%	Northern Lights Distributors, LLC
The Covered Bridge Fund	1.00%	1.00%	Northern Lights Distributors, LLC

Acknowledged and Approved by:

Northern Lights Fund Trust III:	Northern Lights Distributors, LLC:

By: /s/ James P. Ash	By: /s/ Brian Nielsen
James P. Ash, President	Brian Nielsen, Chief Executive Officer